As filed with the Securities and Exchange Commission on May 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPAYMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	62-1847043
(State or other jurisdiction of	(Primary standard industrial	(I.R.S. employer
incorporation or organization)	classification code number)	identification number)

40 Burton Hills Boulevard, Suite 415

Nashville, TN 37215
(615) 665-1858
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory S. Daily

Chairman of the Board and Chief Executive Officer
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(615) 665-1858
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:

Mark L. Mandel, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200	Marc D. Jaffe, Esq. Monica K. Thurmond, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-101705
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Number of Shares	Offering	Aggregate	Amount of
Securities to be Registered	to be Registered(2)	Price Per Share(1)	Offering Price(1)	Registration Fee

Common Stock, par value $.01 per share	937,500	$16.00	$15,000,000	$1,215

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.
(2)	4,687,500 shares were previously registered under Registration Statement No. 333-101705, in connection with which the Registrant paid aggregate filing fees of $6,900.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The information set forth in (i) the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (File No. 333-101705) pursuant to the Securities Act of 1933, as amended, and (ii) the related Prospectus filed under Rule 424(b)(4), is incorporated by reference herein.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 12, 2003.

iPAYMENT, INC.

By:	/s/ GREGORY S. DAILY

GREGORY S. DAILY
Chairman of the Board
and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGORY S. DAILY Gregory S. Daily	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 12, 2003

/s/ CLAY M. WHITSON Clay M. Whitson	Director and Chief Financial Officer (principal financial and accounting officer)	May 12, 2003

* Peter Y. Chung	Director	May 12, 2003

* John C. Harrison	Director	May 12, 2003

* David T. Vandewater	Director	May 12, 2003

* David M. Wilds	Director	May 12, 2003

* Don McLemore	Director	May 12, 2003

* Jennie Carter Thomas	Director	May 12, 2003

*By: /s/ GREGORY S. DAILY Gregory S. Daily As Attorney-In-Fact

II-1

EXHIBIT INDEX

No.		Description

1	.1#	Form of Underwriting Agreement.
2	.1#	Purchase and Sale Agreement dated June 29, 2001 among First Bank of Beverly Hills, iPayment Holdings, Inc. and Beverly Hills Acquisition Corp.
2	.2#	Asset Purchase Agreement dated August 9, 2001 among iPayment Holdings, Inc., First Acquisition Company and 1st National Processing, Inc.
2	.3#	Agreement and Plan of Merger dated March 19, 2002 among iPayment Holdings, Inc., iPayment Acquisition Sub, Inc. and E-Commerce Exchange, Inc.
2	.4#	Agreement and Plan of Merger dated August 9, 2002 among iPayment Holdings, Inc., ODC Acquisition Sub, Inc. and OnLine Data Corp.
2	.5#	Agreement and Plan of Merger dated August 26, 2002 between iPayment Holdings, Inc. and iPayment, Inc.
2	.6#	Agreement and Plan of Merger dated August 28, 2002 among iPayment, Inc., iPayment of Maine, Inc., First Merchants Bancard Services, Inc., James D. Goodrich and Stephen P. Goodrich.
2	.7#	Agreement and Plan of Merger dated September 9, 2002 among iPayment, Inc., CardSync Acquisition Sub, Inc. and CardSync Processing, Inc.
2	.8#	Portfolio Purchase Agreement dated February 16, 2001 between iPayment Technologies, Inc. and E-Commerce Exchange, Inc.
2	.9#	Amendment to Portfolio Purchase Agreement dated April 12, 2001 between iPayment Technologies, Inc. and E-Commerce Exchange, Inc.
2	.10#	Asset Sale and Purchase Agreement dated January 12, 2001 among iPayment Technologies, Inc., Electronic Check Processing, Inc. and Michael N. McCormick.
2	.11#	Amendment Number One to Asset Sale and Purchase Agreement dated March 2, 2001 among iPayment Technologies, Inc., Electronic Check Processing, Inc. and Michael N. McCormick.
3	.1#	Certificate of Incorporation of iPayment, Inc.
3	.2#	Certificate of Amendment to Certificate of Incorporation of iPayment, Inc.
3	.3#	Form of Amended and Restated Certificate of Incorporation of iPayment, Inc., to become effective prior to the closing of this offering.
3	.4#	Bylaws of iPayment, Inc.
3	.5#	Form of Amended and Restated Bylaws of iPayment, Inc., to become effective prior to the closing of this offering.
3	.6#	Form of Certificate of Designation of Rights and Preferences of Series A Preferred Stock of iPayment, Inc., to become effective prior to the closing of this offering.
4	.1#	Specimen Common Stock Certificate.
4	.2#	iPayment Holdings, Inc. Investors’ Rights Agreement dated April 12, 2001 among iPayment Holdings, Inc. and the investors named therein.
4	.3#	Amendment No. 1 to the Investors’ Right Agreement dated March 19, 2002 among iPayment Holdings, Inc. and the investors named therein.
4	.4#	iPayment Holdings, Inc. Piggyback Rights Agreement dated August 9, 2002 among iPayment Holdings, Inc. and the investors named therein.
4	.5#	Piggyback Rights Agreement dated August 28, 2002 among iPayment, Inc., James D. Goodrich and Stephen P. Goodrich.
4	.6#	Form of Rights Agreement between iPayment, Inc. and Wachovia Bank, National Association as Rights Agent, to become effective prior to the closing of this offering.
4	.7#	Form of Warrant.
5.1		Opinion of White & Case LLP.
10	.1#	Loan and Security Agreement dated April 12, 2001 between iPayment Holdings, Inc., iPayment Technologies, Inc., First Acquisition Company, Harbinger Mezzanine Partners, L.P. and Petra Mezzanine Fund, L.P.

No.		Description

10	.31#	Consent of Landlord to Sublease dated October 4, 2002 by Catellus Finance 1, L.L.C., 10.1 Communications, LLC and iPayment, Inc.
10	.32#	Lease Agreement dated April 1, 2000 between SMG Holding Corp. and E-Commerce Exchange, Inc.
10	.33#	Lease Agreement dated April 2000 between P&S, Ltd. Partnership and E-Commerce Exchange, Inc.
10	.34#	Employment Agreement effective February 26, 2001 between Gregory S. Daily and iPayment Holdings, Inc.
10	.35#	Employment Agreement effective February 26, 2001 between Carl Grimstad and iPayment Holdings, Inc.
10	.36#	Employment Agreement effective September 3, 2002 between Clay M. Whitson and iPayment Holdings, Inc.
10	.37†#	Merchant Program Processing Agreement dated January 31, 2003, among iPayment, Inc., Chase Merchant Services, LLC and JPMorgan Chase Bank.
10	.38†#	Processing Services Agreement dated January 1, 2003, between iPayment, Inc. and Vital Processing Services LLC.
10	.39#	Form of Incentive Stock Option Agreement.
10	.40#	Form of Amended and Restated Non-Employee Directors Stock Option Plan.
10	.41#	Form of Nonqualified Stock Option Agreement.
10	.42#	Form of Stock Option Agreement.
21	.1#	Subsidiaries of the Registrant.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of White & Case LLP (included in Exhibit 5.1).
24	.1#	Power of Attorney (included on Page II-10).
24	.2#	Power of Attorney of Don McLemore
24	.3#	Power of Attorney of Jennie Carter Thomas

**	The Company has withdrawn this exhibit (together with any related request for confidential treatment, where applicable) because the agreement contained in the exhibit was terminated prior to the effectiveness of the Company’s registration statement and was not a material contract.

#	Previously filed.

†	Confidential treatment requested.